NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 26882B 10 3


NUMBER                                E-PAWN.COM, INC.                    SHARES

                  AUTHORIZED COMMON STOCK: 500,000,000 SHARES
                                PAR VALUE:$0.001

THIS CERTIFIES THAT



IS THE RECORD HOLDER OF

                    Shares of E-PAWN.COM, INC. Common Stock
Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endosed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:




-----------------------       (Corporate Seal)           -----------------------
              Secretary                                                President